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                                                                    Exhibit 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 7, 2000, relating to the consolidated financial statements of Cidera, Inc. (formerly SkyCache Incorporated), which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
March 15, 2000